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                      NON-QUALIFIED STOCK OPTION AGREEMENT

         This AGREEMENT made as of the 10th day of July, 2000 (this "Agreement"), by and between LOGIMETRICS, INC., a Delaware corporation (the "Corporation"), and L-3 Communications Corporation, a Delaware corporation (the "Optionee").

                                WITNESSETH THAT:

         WHEREAS, the Board of Directors of the Corporation (the "Board") has approved the grant of options to the Optionee to acquire five million five hundred fifty-five thousand five hundred fifty-five (5,555,555) shares of the Corporation's common stock (the "Common Stock") effective upon the closing of the transactions contemplated by Section 1.1(a) of that certain Purchase Agreement, dated July 10, 2000 (the "Purchase Agreement"), between the Corporation and the Optionee; and

         WHEREAS, the Corporation hereby agrees to grant options to the Optionee to acquire five million five hundred fifty-five thousand five hundred fifty-five (5,555,555) shares of the Corporation's Common Stock, and the Optionee hereby accepts such grant, subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1.       Grant of Option; Time of Exercise

                  (a) The Corporation hereby grants the Optionee a stock option (the "Option") to purchase from the Corporation an aggregate of five million five hundred fifty-five thousand five hundred fifty-five (5,555,555) shares of Common Stock in the manner and subject to the terms and conditions provided in this Agreement. It is intended that the Option shall constitute a non-qualified stock option.

                  (b) The exercise price shall be $0.54 per share (the "Option Price").

                  (c) The Option shall be one hundred percent (100%) exercisable by the Optionee upon the earlier of (i) the date that the aggregate Additional Share Purchase Price (as defined in the Purchase Agreement) has been paid (or deemed paid) in full by the Optionee pursuant to Section 1.4 and/or 7.3 of the Purchase Agreement and (ii) the date that the Optionee exercises its right under
Section 1.4(b) of the Purchase Agreement (each, an "Exercise Event") ; provided, however, until the occurrence of an Exercise Event, the Optionee may not exercise the Option.


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         2.       Method of Exercise

                  The Option may be exercised in whole or in part from time to time by giving written notice thereof to the Chief Financial Officer of the Corporation, together with payment in full for the shares of Common Stock to be purchased. The date of such exercise shall be the date on which the Corporation receives such notice. Such notice shall state the number of shares of Common Stock for which the Option is exercised. The purchase price of any shares purchased upon the exercise of the Option or any portion thereof shall be paid in full at the time of exercise of the Option by certified or bank cashier's check payable to the order of the Corporation, by wire transfer of immediately available funds to a bank account of the Corporation, or, at the option of the Optionee, by (i) shares of Common Stock which have been held by the Optionee for at least six (6) months, or by a combination of checks and such shares of Common Stock or (ii) election of the Optionee to have the Corporation withhold from the shares of Common Stock that would otherwise be issued upon exercise of the Option that number of shares having a Fair Market Value (as defined below) equal to the aggregate Option Price for those shares of Common Stock to which such election is made. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be valued at their then Fair Market Value (as defined below). The Option may not be exercised for a fraction of a share of Common Stock. For purposes of this Agreement, "Fair Market Value" shall mean the average per share fair market value of the Common Stock during the 15-day period prior to the relevant date of exercise by the Optionee. If on any date relevant for purposes of calculating the Fair Market Value the Common Stock is listed on a stock exchange or is quoted on the automated quotation system of NASDAQ, the Fair Market Value shall be the closing sale price (or if such price is unavailable, the average of the high bid price and the low asked price) on such date. If no such closing sale price or bid and asked prices are available, the Fair Market Value shall be determined in good faith by the Board in accordance with generally accepted valuation principles and such other factors as the Board reasonably deems relevant.

         3.       Termination of the Option

                  The Option, to the extent not previously exercised, shall terminate ten (10) years from the date of grant of the Option.

         4.       Rights Prior to Exercise

                  The Option is transferable in whole and in part, subject to the restrictions on sale, encumbrance and other disposition provided by Federal or state securities laws. The Optionee shall not have any rights as a holder of shares of Common Stock subject to this Option until exercise of the Option, payment of the Option Price, and the issuance of a certificate evidencing shares of Common Stock.

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         5.       Restrictions on Disposition

                  All shares of Common Stock acquired by the Optionee or any transferee pursuant to this Agreement shall be subject to the restrictions on sale, encumbrance and other disposition provided by Federal or state securities laws. As a condition precedent to receiving the shares of Common Stock covered by this Agreement, the Optionee or any transferee may be required by the Corporation to submit a letter to the Company stating that the shares of Common Stock are being acquired for investment and not with a present view to the distribution thereof. The Company shall not be obligated to sell or issue any shares of Common Stock pursuant to this Agreement unless, on the date of sale and issuance thereof, the shares of Common Stock are either registered under the Securities Act and all applicable state securities laws, or are exempt from registration thereunder. All shares of Common Stock issued to the Optionee or any transferee pursuant to this Agreement may bear a restrictive legend summarizing any restrictions on transferability imposed by Federal and state securities laws.

         6.       Reservation of Shares of Common Stock

                  The Corporation, during the term of the Option, will at all times reserve and keep available such number of shares of Common Stock as may be exercisable pursuant to the Option.

         7.       Tax Withholding

                  The exercise of any shares of Common Stock pursuant to the Option is subject to the condition that, if at any time the Corporation shall determine, in its reasonable discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or Federal law is necessary or desirable as a condition of, or in connection with, such exercise or the delivery of shares pursuant thereto, then, in such event, the exercise of the Option or any portion thereof shall not be effective unless and until such withholding tax or other withholding liabilities shall have been satisfied in a manner reasonably acceptable to the Corporation.

         8.       Certain Adjustments

                  In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, including the Reverse Stock Split (as defined in the Purchase Agreement), stock combination, other change in corporate structure affecting the Common Stock, or spin-off or other distribution of assets to stockholders, an appropriate adjustment shall be made to the number of shares of Common Stock subject to the Option, the Option Price and the number of shares of Common Stock reserved for issuance under this Agreement.

         9.       Miscellaneous Provisions

                  (a) Additional Documents. The Optionee hereby agrees to execute and deliver such further documents and instruments as may be necessary or as may reasonably be requested in order to effectuate fully the purposes, terms and conditions of this Agreement, whether before, at, or after the exercise of the Option.

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                  (b) Notices. All notices, demands, requests, or other
communications that may be or are required to be given, served, or sent by a party pursuant to this Agreement shall be in writing and shall be (i) personally delivered, (ii) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (iii) sent by overnight delivery carrier, addressed as follows:

                           (A) If to the Corporation:

                               LogiMetrics, Inc.
                               50 Orville Drive
                               Bohemia, New York 11716
                               Attention:  Chief Financial Officer

                           (B) If to the Optionee:

                               L-3 Communications Corporation
                               Narda Microwave
                               435 Moreland Road
                               Hauppauge, NY 11788
                               Attention: Mr. John Mega

                  Each party may designate by notice in writing, in the manner described above, a new address to which any notice, demand, request, or communication required or permitted by this Agreement may be sent. Any notice, demand, request, or communication that shall be delivered, mailed or transmitted in the manner described above shall be deemed given, served, sent or received for all purposes when it is delivered to the addressee. An affidavit of personal delivery, the return receipt, or the delivery receipt shall be deemed conclusive, but not exclusive, evidence of such delivery or when delivery is refused by the addressee upon presentation.

                  (c) Severability. The invalidity of any one or more provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Agreement shall not affect the remaining portions of this Agreement or any such other agreement or instrument or any part thereof; and if one or more of the provisions contained herein or therein should be invalid, or should operate to render this Agreement or any such other agreement or instrument invalid, this Agreement and such other agreements and instruments shall be construed as if such invalid provisions had not been inserted.

                  (d) Survival. It is the express intention and agreement of the parties hereof that all covenants and agreements made in this Agreement shall survive the execution and delivery of this Agreement and the exercise (if any) of the Option.

                  (e) Waivers. Neither the waiver by a party of a breach of or a default under any of the provisions of this Agreement, nor the failure of a party, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy, or privilege

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hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights, remedies, or privileges hereunder.

                  (f) Binding Effect. Subject to any provisions hereof restricting transfer, encumbrance and assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns.

                  (g) Limitation on the Benefit of this Agreement. It is the explicit intention of the parties hereto that no person or entity other than the parties hereof is or shall be entitled to bring any action to enforce any provisions of this Agreement against any parties hereto, and that the covenants, undertakings, and agreements set forth in the Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective heirs, personal representatives, successors and assigns as permitted hereunder.

                  (h) Entire Agreement. This Agreement contains the entire agreement among the parties with respect to subject matter hereof, and supersedes all prior oral or written agreements, commitments, or understandings with respect to the matters provided for herein and therein.

                  (i) Headings. Article, section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

                  (j) Governing Law; Consent to Jurisdiction . This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to the choice of law principles thereof. Each of the parties hereto irrevocably submits and consents to the exclusive jurisdiction of and laying of venue in the courts of the State of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising, directly or indirectly, out of this Agreement and the transactions contemplated hereby. Each party hereto irrevocably waives any objection to the exclusive laying of venue of any suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (k) Counsel. THE OPTIONEE REPRESENTS THAT IT AND/OR ITS OTHER PROFESSIONAL ADVISORS HAVE HAD THE OPPORTUNITY TO REVIEW THIS AGREEMENT.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                       LOGIMETRICS, INC.

                                       By: __________________________________
                                           Norman M. Phipps, President

                                       OPTIONEE

                                       L-3 COMMUNICATIONS CORPORATION

                                       By: __________________________________
                                           Name: Christopher C. Cambria
                                           Title: Vice President

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